                                                                   Exhibit 11.1

Computation  of Earnings Per Share
Carolina First Corporation and Subsidiaries





                                                                               Three Months Ended         Nine Months Ended
                                                                               September 30, 1995         September 30, 1995
                                                                                ================         ==================

      A. Net income.............................................................     $2,437,000                 $6,773,000
         Less:  Dividends on preferred stock................................            687,000                  2,099,000
                                                                                ================         ==================
      B. Net income applicable to common shareholders.......................         $1,750,000                 $4,674,000
                                                                                ================         ==================



Primary Earnings Per Share

         Average shares outstanding.........................................          6,130,750                  6,051,102
         Dilutive average shares outstanding
            under options...................................................            264,939                    259,468
         Exercise prices......................................................  $5.77 to $11.79            $5.77 to $11.79
         Assumed proceeds on exercise.......................................         $1,752,029                 $1,692,153
         Average market value per share.....................................              15.22                      14.03
         Less:  Treasury stock purchased with the assumed
            proceeds from exercise of options................................            115,128                    120,862
                                                                                ----------------         ------------------
      C. Adjusted average shares -- Primary.................................          6,280,561                  6,189,708
                                                                                ----------------         ------------------


         Primary Earnings Per Share (B/C)...................................              $0.28                      $0.76
                                                                                ================         ==================


Fully Diluted Earnings Per Share

         Average shares outstanding.........................................          6,130,750                  6,051,102
         Dilutive average shares outstanding under options..................            264,939                    259,468
         Exercise prices....................................................    $5.77 to $11.79            $5.77 to $11.79
         Assumed proceeds on exercise.......................................         $1,752,029                 $1,692,153
         Market value per share.............................................              16.25                      14.71
         Less:  Treasury stock purchased with the assumed
            proceeds from exercise of options...............................            107,818                    115,000
                                                                                ----------------         ------------------
         Adjusted average shares............................................          6,287,871                  6,195,570
                                                                                ----------------         ------------------
         Common shares from the assumed conversion
            of convertible preferred stock..................................          2,898,384                  2,966,245
                                                                                ----------------         ------------------
      D. Adjusted average shares -- Fully diluted...........................          9,186,255                  9,161,815
                                                                                ----------------         ------------------

         Fully Diluted Earnings Per Share (A/D).............................              $0.27                      $0.74
                                                                                ================         ==================